Exhibit 10(c)(c)(c)

                         FIRM PIPELINE SERVICE AGREEMENT

        THIS AGREEMENT, made and entered into as of this 5th day of February, 1999, by and between VIRGINIA GAS PIPELINE COMPANY, a Virginia corporation, hereinafter referred to as "Transporter," and ROANOKE GAS COMPANY, a Virginia corporation, hereinafter referred to as "Shipper." Transporter and Shipper may hereinafter be referred to collectively as "Parties" or singularly as "Party."

        NOW, THEREFORE, the parties hereby agree as follows:

                             ARTICLE I - DEFINITIONS

The definitions found in Section 2 of Transporter's General Terms and Conditions as set forth in its Virginia State Corporation Commission ("VSCC") Tariff are incorporated herein by reference.

                         ARTICLE II- SCOPE OF AGREEMENT

Transporter agrees to accept and receive daily, on a firm basis, at the Receipt Point (s) listed on Exhibit A attached hereto, from Shipper such quantity of gas as Shipper makes available up to the applicable Transportation Quantity stated on Exhibit A attached hereto and deliver for Shipper to the Delivery Point (s) listed on Exhibit A attached hereto an Equivalent Quantity of gas. The Rate Schedule applicable to this Agreement is Rate Schedule FTS of Transporters Virginia State Corporation Commission Tariff.

                   ARTICLE III- RECEIPT AND DELIVERY PRESSURES

Shipper shall deliver, or cause to be delivered, to Transporter the gas to be transported hereunder at pressure sufficient to deliver such gas into Transporter's system at the Receipt Point (s). Transporter shall deliver the gas to be transported hereunder to or for the account of Shipper at the pressures existing in Transporter's system at the Delivery Point (s) at a minimum pressure of 275 pounds per square inch gauge pressure unless otherwise specified on Exhibit A. If Shippers gas is supplied by a third party pipeline connect, the minimum pressure of 275 pounds per square inch gauge pressure does not apply.

              ARTICLE IV - QUALITY SPECIFICATIONS AND STANDARDS FOR
                                  MEASUREMENTS

For all gas received, transported, and delivered hereunder, the Parties agree to the quality specifications and standards for measurement as provided for in the Transporter's General Terms and Conditions. Transporter shall be responsible for the operation of measurement facilities at the Delivery Point (s) and Receipt Point (s). In the event that measurement facilities are not


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operated by Transporter, the responsibility for operations shall be deemed to be Shipper's.

                             ARTICLE V - FACILITIES

The Parties agree that Transporter shall proceed with due diligence to construct the pipeline necessary to provide the firm pipeline service described herein, and shall commence the firm pipeline service for Shipper at the earliest practicable date. Shipper warrants that all gas received from Transporter and the Virginia State Intrastate Pipeline will be ultimately consumed within the Commonwealth of Virginia.

              ARTICLE VI- RATES AND CHARGES FOR GAS TRANSPORTATION

The demand charge for the intrastate pipeline service shall be $9.50 per Dth, or any other rates which are approved by the VSCC and authorized to be charged pursuant to the appropriate Rate Schedule and Gas Tariff. However, regardless of the rate approved by the VSCC, the rate set forth in this paragraph shall be the maximum rate for the term of this contract. In the event the VSCC shall approve a rate less than the rates specified in this paragraph, Transporter will charge, for the term of the contract, Shipper whichever rate is lower. If during the term of this contract VSCC shall require Transporter to lower its rates, Transporter shall immediately reflect those changes to Shipper's rates.

                ARTICLE VII- RESPONSIBILITY DURING TRANSPIRATION

As between the Parties hereto, it is agreed that from the time gas is delivered by Shipper to Transporter at the Receipt Point (s) and prior to delivery of such gas to or for the account of Shipper at the Delivery Point (s), Transporter shall be responsible for such gas and shall have the unqualified right to commingle such gas with other gas in its system and shall have the unqualified right to handle and treat such gas as its own. Prior to receipt of gas at Shipper's Receipt Point (s) and after delivery of gas at Shipper's Delivery Point (s), Shipper shall have sole responsibility for such gas.

                       ARTICLE VIII- BILLINGS AND PAYMENTS

Billings and payments under this Agreement shall be in accordance with Section 12 of Transporter's General Terms and Conditions as they may be revised or replaced from time to time. In no event shall Shipper pay for any services prior to the facilities being completed and available for use.

                         ARTICLE IX - RATE SCHEDULES AND
                          GENERAL TERMS AND CONDITIONS

9.1 This Agreement is subject to the effective provisions of Transporter's FTS Rate Schedule, as specified in Exhibit A, or any succeeding rate schedule and Transporter's General Terms and

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Conditions on file with the VSCC, or other duly constituted authorities having jurisdiction, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the VSCC, which Rate Schedule and General Terms and Conditions are incorporated by reference and made a part hereof for all purposes. However, to the extent that specific provisions included in this contract contradict the tariff, the provisions of this contract will apply.

9.2 Section 5.2 of the Transporter's General Terms and Conditions will not be interpreted to require that Shipper deliver more gas into the system than Shipper is currently taking at its delivery points or to take more gas out of the system that it is currently delivering into the system at its receipt points, except for making up previously incurred balances due Transporter or due Shipper.

                          ARTICLE X - TERM OF CONTRACT

10.1 The Primary Term of this Agreement is for fifteen years from the commencement of service to each delivery point as described in Exhibit A.

10.2 In addition to any other remedy Transporter may have, Transporter shall have the right to terminate this Agreement in the event Shipper falls to pay all of the amount of any bill for services rendered by Transporter hereunder when that amount is due, provided Transporter shall give Shipper and the VSCC thirty days notice prior to any termination of service. Service may continue hereunder if within the thirty day notice period satisfactory assurance of payment is made in accord with Section 12 of Transporter's General Terms and Conditions.

10.3 In the absence of force majeure, Shipper shall have the right to terminate this Agreement in the event that Transporter falls to deliver to Shipper's Delivery Point(s) gas that was properly received at Shipper's Receipt Point(s). If this event should occur, Shipper shall give Transporter thirty days notice of termination.

10.4 Shipper shall have the right to terminate this Agreement if Transporter fails to secure a certificate for pipeline construction to Roanoke, Virginia from the SCC by June 30, 2000.Shipper shall further have the right to terminate this Agreement if Transporter does not commence service by November 1, 2001.

                             ARTICLE XI - REGULATION

11.1 This Agreement shall be subject to all applicable governmental statutes, orders, rules, and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter and Shipper. This Agreement shall be void and of no force and effect if any necessary regulatory approval or authorization is not so obtained or continued. All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to

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obtain or continue such approvals or authorizations.

11.2 Promptly following the execution of this Agreement, the Parties will file, or cause to be filed, and diligently prosecute, any necessary applications or notices with all necessary regulatory bodies for approval of the service provided for herein.

                       ARTICLE XII- SUCCESSORS AND ASSIGNS

Any company which shall succeed by purchase, merger, or consolidation of title to the properties, substantially as an entirety, of Shipper and Transporter, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor under this Agreement. Any Party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a company or companies to which it is affiliated, but otherwise no assignment of this Agreement or any of the rights or obligation hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the Party, which shall not be unreasonably withheld. In the event that Transporter builds the facilities in partnership with companies or persons with which it is not affiliated, Transporter warrants that it will at all times retain operating control of the facilities.

                            ARTICLE XIII- WARRANTIES

In addition to the warranties set forth in Section 10 of Transport's General Terms and Conditions, Shipper warrants the following:

13.1 Shipper warrants that all upstream and downstream transportation arrangements are in place, or will be in place, as of the requested effective date of service, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit A attached hereto. Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream Transporter fails to receive or deliver gas as contemplated by this Agreement.

13.2 Shipper agrees to indemnify and hold Transporter harmless from all suit actions, debts, accounts, damages, costs, losses, and expenses (including reasonable attorneys fees) arising from or out of breach of warranty, by the Shipper herein.

13.3 Shipper warrants that it will have title or the right to acquire title to gas delivered to Transporter under this Agreement.

13.4 Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty; provided, Transporter shall give Shipper and the VSCC thirty days notice prior to any termination of service. Service will continue if, within the thirty day notice period, Shipper cures the breach of warranty.

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                              ARTICLE XIV - NOTICES

Notice hereunder shall be given to the respective Party at the applicable address, telephone number or facsimile machine number stated below, or such other addresses, telephone numbers or facsimile numbers as the parties shall respectively hereafter designate in writing from time to time:

VIRGINIA GAS PIPELINE COMPANY
P0 Box 2407
200 East Main Street
Abingdon, Virginia 24210
Attention:  Michael L. Edwards
Telephone Number: (540) 676-2380, extension 17
Facsimile Machine Number: (540) 676-2494

ROANOKE GAS COMPANY
P0 Box 13007
519 Kimball Avenue, N.E.
Roanoke, Virginia 24030
Attention:     John B. Williamson
Telephone Number: (540) 983-3800
Facsimile Machine Number: (540) 983-3957

                           ARTICLE XV - FORCE MAJEURE

15.1 Subject to the provisions of this Article XV, no Party shall be liable to the other party for the failure to perform in conformity with this Agreement to the extent such failure results from an event of Force Majeure which is beyond the reasonable control of the party affected thereby, which wholly or partially prevents the supply, transportation, sale, delivery, injection, storage, withdrawal or redelivery of Gas.

15.2 Events of Force Majeure shall include, by way of illustration, but not limitation those enumerated in Section 15, Original Sheets No.47, No.48 and No.49 of the General Terms and Conditions.

15.3 Immediately upon becoming aware of the occurrence of an event of Force Majeure, the Party affected shall give notice thereof to the other party, describing such event and stating the specific obligations, the performance of which are, or are expected to be, delayed or prevented, and (either in the original or in supplemental notices) stating the estimated period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction of performance. Such notice of an event of Force Majeure is to be first given by telephone communication, and then shall be confirmed in writing within five (5) days, giving particulars available to the reporting party, and being supplemented if necessary

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within twenty (20) days to give full particulars.

15.4 The Party relying upon an event of Force Majeure shall act prudently and use all reasonable efforts to eliminate the effects of Force Majeure as soon as reasonably practicable, provided that the settlement of strikes and lockouts shall be entirely within the discretion of the party affected.

15.5 No suspension or reduction of performance by reason of an event of Force Majeure shall invalidate this Agreement, and upon removal of the Force Majeure, performance shall resume in this Agreement as soon as practicable.

15.6 Transporter appoints Shipper as its sole and exclusive agent for sales of gas transportation services to retail customers in Roanoke Gas' Virginia territory for the life of this Agreement. Transporter recognizes that Transporter's system is located within Shipper's certificated gas distribution territory in the Commonwealth of Virginia (Shipper's Virginia territory) and intends to honor all of Shipper's rights and privileges associated with said territory in accordance with Virginia statute and/or regulation during the term of this Agreement. Transporter warrants that it will not seek authority in its certificate of public convenience and necessity to provide any gas storage, distribution, or transportation service to retail customers in Shipper's Virginia territory during the term of this Agreement. During the term of this Agreement, Transporter further warrants that it shall not use its pipeline facilities to directly provide gas storage, distribution or transportation service to any retail customers in Shipper's Virginia territory, unless directed to do so by the Virginia State Corporation Commission, or any other regulatory agency or judicial authority. Under this Section 15.6, Transporter shall include any company under common management or control with Transporter, including but not limited to Virginia Gas Company, Virginia Gas Storage Company, Virginia Gas Distribution Company or Virginia Gas Exploration Company.

                           ARTICLE XVI- MISCELLANEOUS

16.1 This Agreement constitutes the entire Agreement between the Parties and no waiver by the Parties of any default of either Party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

16.2 The interpretation and performance of this Agreement shall be in accordance with the laws of the Commonwealth of Virginia.

16.3 No modification of this Agreement shall be made except by the execution of a written instrument by the Parties.

16.4 Exhibit A attached hereto is incorporated herein by reference and made a part of this Agreement for all purposes.


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16.5 The terms of this Agreement, including but not limited to the charges shall be kept confidential by Shipper and Transporter, except as required by law, regulation or order of Government Authority.


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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.


VIRGINIA GAS PIPELINE COMPANY

BY: s/M. C. Edwards
    ----------------------------
ITS: s/President                            ATTEST: s/Aryile M. Funk
     ---------------------------                    ---------------------

ROANOKE GAS COMPANY

BY: s/John B. Williamson, III
    -----------------------------
ITS: s/President & CEO                      ATTEST: s/Mildred V. Smith
     ---------------------------                    ---------------------


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                                EXHIBIT A TO THE
                         FIRM PIPELINE SERVICE AGREEMENT
                             DATED FEBRUARY 5, 1999


Shipper:  Roanoke Gas Company
Rate Schedule: FTS of Virginia Gas Pipeline Company's Virginia State
        Corporation Commission Tariff
Firm Transportation Quantity: 17,500 Dth per day
Optional Transportation Quantity: 7,500 Dth per day


PRIMARY RECEIPT POINT (S):
-------------------------

Name                  Meter No.     Party                 Location (Co./State)
----                  --------      -----                 --------------------
Saltville Meter Site  759777        Roanoke Gas Co.       Smyth, VA

OPTIONAL RECEIPT POINT(S) (Note 3):
----------------------------------

East Tennessee Natural Gas Pipeline
CNG Gathering or Transmission Lines
Columbia Gathering or Transmission Lines

FIRM DELIVERY POINT(S):
----------------------

                                      Volumes        Service
Name           Location (Co.,/State)  (Dth/Day)        Date               Party:
----           --------------------   --------         ----               -----

Roanoke        Roanoke, VA             5,000          11/1/2000            Roanoke Gas Co.
               (Note 4)                3,000          11/1/2002            Roanoke Gas Co.
                                       7,000          11/1/2004            Roanoke Gas Co.
Rocky Mount Franklin, VA               2,500          11/1/2001            Roanoke Gas Co.
                                       -----
(via lateral; Note 1)                 17,500 Dth/Day

OPTIONAL VOLUME CAPACITY AND DELIVERY POINT(S):
----------------------------------------------

                                      Volumes        Service
Name           Location (Co./State)  (Dth/Day)         Date                Party:
----           -------------------    -------          ----                -----

Rocky Mount   Franklin, VA            2,500          11/1/2006             Roanoke Gas Co.
(via lateral;  Note 1 & 2)
Bedford Bedford, VA                   5,000          11/1/2001             Roanoke Gas Co.
(via lateral; Note 1 & 2)

Note 1 - Lateral terminus to be mutually agreed between the parties. VGPC to construct generally to within one (1) mile of corporate limits. No by-pass language to be included in the firm pipeline service agreement.

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Note 2 - Option to expire November 1, 2001. Decision to exercise options are at the sole discretion of the Shipper.

Note 3 - Receipt points on CNG and Columbia to be made available when Virginia Gas Pipeline interconnects with these facilities.

Note 4 - Delivery point to be on the Roanoke Gas 8-inch loop line approximately 3 miles northeast of the ETNG Clearbrook Gate Station.

Roanoke Gas Company will have the flexibility of delivery points to the extent that the pipeline can deliver volumes on any given day.

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